SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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IXYS Corporation

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IXYS CORPORATION
3540 BASSETT STREET
SANTA CLARA, CA 95054-2704
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 25, 2006
To The Stockholders Of IXYS Corporation:
      Notice Is Hereby Given that the Annual Meeting of Stockholders of IXYS Corporation, a Delaware corporation (the “Company”), will be held on Friday, August 25, 2006 at 10:00 a.m. local time at 3540 Bassett Street, Santa Clara, California 95054 for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected;

2.	To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending March 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      The Board of Directors has fixed the close of business on July 6, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Uzi Sasson
Secretary
Santa Clara, California
July 20, 2006
      All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION2
CERTAIN TRANSACTIONS
PERFORMANCE MEASUREMENT COMPARISON3
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

IXYS CORPORATION
3540 BASSETT STREET
SANTA CLARA, CA 95054-2704
PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
AUGUST 25, 2006
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of IXYS Corporation, a Delaware corporation (“IXYS” or the “Company”), for use at the Annual Meeting of Stockholders to be held on August 25, 2006, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 3540 Bassett Street, Santa Clara, California 95054. The Company intends to mail this proxy statement and accompanying proxy card on or about July 27, 2006 to all stockholders entitled to vote at the Annual Meeting.
Solicitation
      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, electronic mail or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.
Voting Rights and Outstanding Shares
      Only holders of record of Common Stock at the close of business on July 6, 2006 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 6, 2006, the Company had outstanding and entitled to vote 34,204,237 shares of Common Stock.
      Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of stock entitled to vote are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes (a “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner). Abstentions will be counted towards a quorum and will be counted towards the vote total for each proposal, with an abstention having the same effect as “Against” votes. Broker non-votes will be counted towards a quorum but will have no effect and will not be counted towards the vote total for any proposal.
Revocability of Proxies
      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with Uzi Sasson, the Secretary of the Company, at the Company’s principal executive office, 3540 Bassett Street, Santa Clara, California 95054-2704, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.
Stockholder Proposals
      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2007 Annual Meeting of Stockholders is March 29, 2007. Stockholder proposals should be submitted to Uzi Sasson, Secretary, IXYS Corporation, 3540 Bassett Street, Santa Clara, CA 95054-2704. Stockholders wishing to submit a proposal that is not to be included in next year’s proxy materials or nominate a director must do so between May 9, 2007 and June 8, 2007. Stockholders are also advised to review the Company’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
PROPOSAL 1
ELECTION OF DIRECTORS
      The Board consists of six directors. There are six nominees for director to be voted on at the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until such director’s earlier death, resignation or removal. Each nominee listed below, other than David L. Millstein, is currently a director of the Company who was previously elected by the stockholders. Mr. Millstein was recommended for election to the Company’s Board by Mr. Sasson, the Company’s Chief Financial Officer. It is the Company’s policy to encourage nominees for director to attend the Annual Meeting. Four of the five nominees for election as a director at the annual meeting of stockholders following the fiscal year ended March 31, 2005 attended the meeting.
      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Nominees
      The names of the nominees and certain information about them are set forth below:

		Principal Occupation/
Name	Age	Position Held With the Company

Nathan Zommer	58	Chairman of the Board, President and Chief Executive Officer of the Company
Donald L. Feucht	72	Investor
Samuel Kory	63	Consultant
S. Joon Lee	67	President of Omni Microelectronics, Inc.
David L. Millstein	60	Consultant
Kenneth D. Wong	36	Chief Operating Officer/Chief Financial Officer of Menlo Equities
      Nathan Zommer. Dr. Zommer, founder of IXYS, has served as a Director since IXYS’s inception in 1983, and has served as Chairman of the Board, President and Chief Executive Officer since March 1993. From 1984 to 1993, Dr. Zommer served as Executive Vice President. Prior to founding IXYS, Dr. Zommer served in a variety of positions with Intersil, Hewlett Packard and General Electric, including as a scientist in the Hewlett Packard Laboratories and Director of the Power MOS Division for Intersil/ General Electric. Dr. Zommer received his B.S. and M.S. degrees in Physical Chemistry from Tel Aviv University and a Ph.D. in Electrical Engineering from Carnegie Mellon University.
      Donald L. Feucht. Dr. Feucht has served as a Director since July 2000. From 1992 until his retirement in 1998, Dr. Feucht served as Vice President for Operations for Associated Western Universities. He was employed as a Program Management Specialist for EG&G Rocky Flats, Inc. from 1990 until 1992. Prior to 1990, Dr. Feucht served in several positions with the National Renewable Energy Laboratory (“NREL”), including Deputy Director. Prior to joining NREL, he served as Professor of Electrical Engineering and Associate Dean at Carnegie Mellon University. Dr. Feucht received his B.S. degree in Electrical Engineering from Valparaiso University and his M.S. and Ph.D. degrees in Electrical Engineering from Carnegie Mellon University.
      Samuel Kory. Mr. Kory has served as a Director since November 1999. In 1988, he founded Samuel Kory Associates, a management consulting firm. Since founding the firm, Mr. Kory has served as the firm’s sole proprietor and principal, as well as a consultant for the firm. Mr. Kory previously served as President and Chief Executive Officer of Sensor Technologies USA, Vice President for Business Development and Sales of IXYS, Division General Manager and Corporate Director of Marketing for Seiko Instruments USA, and an International Manager for Spectra Physics Inc. Mr. Kory received his B.S.M.E. from Pennsylvania State University.
      S. Joon Lee. Dr. Lee has served as a Director since July 2000. Since 1990, Dr. Lee has served as President of Omni Microelectronics, a sales representative company. Dr. Lee also served as President of Adaptive Logic, a semiconductor company, from 1991 until 1996. Previously, Dr. Lee served as President of Samsung Semiconductor. Dr. Lee received his B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Minnesota.
      David L. Millstein. Mr. Millstein has served as a Director since September 2005. Mr. Millstein retired in 2005 as a partner of PricewaterhouseCoopers LLP (“PwC”). During his 32-year career with PwC, Mr. Millstein held a number of roles as a tax partner, including Tax Partner-in-Charge of the New Jersey and the West Coast business units. He also was National Real Estate Industry Chair. For the period 1998 thru 2002, Mr. Millstein was a member of PwC’s Global Tax Executive where he had responsibility for the firm’s global tax solutions and services. From 2002 to 2005, Mr. Millstein served as the Business Development Partner for the firm’s San Francisco office. Mr. Millstein received his B.S. from the Wharton School of the University of Pennsylvania, his J.D. from the University of Pennsylvania School of Law and his L.L.M. from New York University Graduate School of Law.
      Kenneth D. Wong. Mr. Wong has served as a Director since September 2004. Since 1997, Mr. Wong has been with Menlo Equities, a developer and owner-operator of commercial real estate in California. Mr. Wong has served as its Chief Financial Officer since 1997 and as its Chief Operating Officer since 2001. From 1993 to 1997, Mr. Wong served in several positions at Coopers & Lybrand LLP, his last role as a Manager. He received his B.S. degree in Business Administration from the University of California at Berkeley.
Independence of the Board of Directors
      As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time. Consistent with these considerations, the Board has affirmatively determined that Messrs. Feucht, Kory, Millstein and Wong are independent directors within the meaning of the applicable Nasdaq listing standards.

Information Regarding the Board of Directors and its Committees
      The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the fiscal year ended March 31, 2006 (“fiscal 2006”) for each of the Board committees in existence during fiscal 2006:

Name	Audit		Compensation		Nominating

Donald L. Feucht	X	(1)	X		X
Samuel Kory	X	(2)	X	(1)	X
David L. Millstein	X		X
Kenneth D. Wong	X		X	(2)	X	(1)
Total meetings in fiscal 2006	26		6		5

(1)	Committee Chairperson

(2)	Ceased serving on this committee during fiscal 2006
      During fiscal 2006, the Board met 9 times, and each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.
      Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
      In fiscal 2006, the Company’s independent directors met twice in regularly scheduled executive sessions without non-independent directors attending. In addition, prior to Mr. Millstein joining the Board in September 2005, each committee meeting at which Messrs. Feucht, Kory and Wong were present constituted a meeting of all the independent directors.
Audit Committee
      The Audit Committee of the Board oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors comprise the Audit Committee: Messrs. Feucht, Millstein and Wong. The Board has determined that each of Messrs. Millstein and Wong qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of their knowledge and experience based on a number of factors. In Mr. Wong’s case, those factors included his formal education, his status as a certified public accountant and his experience as a chief financial officer. In Mr. Millstein’s case, those factors included his formal education, his status as a certified public accountant and his work as a tax partner at PwC. All members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the

Nasdaq listing standards). The Audit Committee has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A.
Compensation Committee
      The Compensation Committee of the Board reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans. Three directors comprise the Compensation Committee: Messrs. Feucht, Kory and Millstein. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the board of directors and making recommendations to the Board regarding the membership of the committees of the Board. The Nominating and Corporate Governance Committee charter can be found on the corporate website at www.ixys.com by clicking on “Investor Relations” and then clicking on “Nominating Committee Charter.” Under the charter of the Nominating and Corporate Governance Committee, the Committee will consider individuals who are properly proposed by stockholders of the Company to serve on the Board in accordance with laws and regulations established by the SEC and Nasdaq, the Bylaws of the Company and the Delaware General Corporation Law. Stockholder recommendations for directors must be in writing and sent by U.S. mail to: General Counsel, IXYS Corporation, 3540 Bassett Street, Santa Clara, California 95054. The General Counsel will forward any recommendation to the members of the Nominating and Corporate Governance Committee. Three directors comprise the Nominating and Corporate Governance Committee: Messrs. Feucht, Kory and Wong. The members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).
      The Nominating and Corporate Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity in numerous factors, such as age; understanding of and experience in manufacturing, technology, finance and marketing; international experience; and culture.
      Board members should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience, and be committed to representing the long-term interests of the Company’s stockholders. They must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. These factors, and others as considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.
      Board members must be willing and able to devote sufficient time to the affairs of the Company and are expected to rigorously prepare for, attend, and participate in all Board and applicable Committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director. These other commitments will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates.
Stockholder Communications with the Board of Directors
      The Board believes that management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with knowledge of management and, in most instances, only at the request of management.

      In cases where stockholders wish to communicate directly with the independent Directors, email messages can be sent to directorcom@ixys.net. The messages are received by the Company’s General Counsel and forwarded to the Chairman of our Nominating and Corporate Governance Committee, who determines their distribution to the appropriate committee of the Board or independent Director and facilitates an appropriate response.
Code Of Ethics
      The Company has adopted a Code of Ethics that applies to all officers, directors and employees. The Code of Ethics is available on the corporate website at www.ixys.com and may be found by clicking on “Investor Relations” and then clicking on “Code of Ethics.” If the Company makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
      The Audit Committee oversees the financial reporting process of the Company on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2006.
      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the Statement on Auditing Standards No. 61.
      The Audit Committee received the written disclosures and the letter from the independent auditors for fiscal 2006, BDO Seidman, LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee discussed with BDO Seidman, LLP the issue of its independence from the Company and the overall scope and plans for its audit.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the Securities and Exchange Commission.
      Respectfully submitted on July 17, 2006 by the members of the Audit Committee of the Board:
      Donald L. Feucht
      David L. Millstein
      Kenneth Wong

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors has selected BDO Seidman, LLP (“BDO”) as the Company’s independent auditors for the fiscal year ending March 31, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of BDO are not expected to be present at the Annual Meeting, and, consequently, will not have an opportunity to make a statement or be available to respond to appropriate questions.
      Stockholder ratification of the selection of BDO as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Audit Committee is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO.
Change in Independent Auditor
      At approximately 10:00 a.m., PST, on November 24, 2004, PricewaterhouseCoopers LLP (“PwC”) delivered by email a letter to the Audit Committee of the Company to the effect that “the client-auditor relationship between Ixys Corporation (Commission File Number 000-26124) and PricewaterhouseCoopers LLP has ceased.” PwC separately informed the Company that it intended this letter to be a resignation.
      The reports of PwC on the Company’s financial statements for the years ended March 31, 2003 and March 31, 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
      During the years ended March 31, 2003 and March 31, 2004 and through November 24, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on the financial statements for such years.
      Except as noted in the six paragraphs that follow immediately below, during the years ended March 31, 2003 and March 31, 2004 and through November 24, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).
      Material weaknesses in internal accounting controls identified by PwC during its audit of the Company’s financial statements as of and for the year ended March 31, 2003 consisted of the following:

•	inadequate management review of the Company’s consolidation process,

•	inventory matters such as the inability of the Company to establish standard inventory costs, elimination of intercompany profits in inventory, monitoring of inventory variances, inadequate monitoring of inventory reconciliations by management and inadequate reconciliation of inventory balances,

•	problems with the monthly closing process at the Company’s Clare subsidiary, and

•	a number of other reportable conditions, which taken together constituted a material weakness.
      PwC, as a result of its performance of review procedures related to the unaudited interim financial statements of the Company for the quarter and six-month period ended September 30, 2003 and the quarter and nine-month period ended December 31, 2003, informed the Company of the following material weaknesses:

•	inadequate management review of the Company’s consolidation process,

•	problems with the monthly closing process at the Company’s subsidiaries,

•	a number of other reportable conditions, which taken together constituted a material weakness.
      PwC, as a result of its audit of the Company’s financial statements for the year ended March 31, 2004, informed the Company of a material weakness. Certain inventory processes of the Company were not reviewed by a supervisor in sufficient detail, resulting in the following inaccurate adjustments: standard cost revisions; incomplete updating of costs included in the standards; journal entries recorded without the proper supporting documentation; and reconciliation of the general ledger balance to the perpetual records. PwC also observed a lack of procedures to track inventory transactions related to cut-off issues.
      Please refer to Item 14 of the Company’s Form 10-K for the year ended March 31, 2003, Item 4 of the Company’s Form 10-Qs for the quarters ended September 30, 2003 and December 31, 2003 and Item 9A of the Company’s Form 10-K for the year ended March 31, 2004 for further information as to the aforementioned material weaknesses. Additional information regarding these internal control matters can be obtained in Item 4 disclosures contained in various Form 10-Q filings, and amendments thereto, for quarters during the years ended March 31, 2004 and 2003 and subsequent to March 31, 2004.
      PwC delivered to the Audit Committee a letter dated October 19, 2004, “to confirm our discussion about our views of the status of the Company’s 404 efforts in order to assist you in assessing the Company’s ability to complete its assessments on a timely basis and in determining whether any adjustments to the Company’s work and schedule are necessary.” In the letter, PwC stated the following: “We have serious concerns that management will not be in a position to complete its work on a timely basis. We have previously discussed these concerns with management and the Audit Committee. However, particularly given the slippage the Company has experienced, there is no assurance that the current planned time schedule will be met by management. If management is not able to meet a reasonable timetable, there can be no assurance that PwC will have the resources available to be able to complete our assessment and report on internal control over financial reporting on a timely basis. If management is unable to complete the required documentation or testing related to its assessment of the effectiveness of internal control over financial reporting, we would be required to disclaim an opinion.”
      The Audit Committee, or an Audit Committee member, discussed the subject matter of each of the foregoing with PwC. The Company has authorized PwC to respond fully to the inquiries of BDO concerning such information.
      The Company provided to PwC a copy of its Form 8-K dated November 24, 2004 prior to its filing with the Securities and Exchange Commission and requested PwC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in the Form 8-K. The letter of PwC is attached to the Form 8-K as Exhibit 16.1.
      On September 23, 2004, the Company met with representatives of BDO to discuss BDO’s qualifications to serve as the Company’s registered independent accounting firm. Discussions between BDO and members of the Audit Committee and of the management of the Company continued thereafter. On November 15, 2004, the Audit Committee met and authorized its Chairman to determine whether and when to authorize BDO to commence discussions with PwC as part of the due diligence of BDO prior to its determination of whether it would serve as the Company’s auditors. At approximately 12:00 noon, PST, on November 24, 2004, the Audit Committee met and, during such meeting, engaged BDO as the Company’s registered independent public accounting firm. During the Company’s then two most recent fiscal years ended March 31, 2003 and March 31, 2004 and through November 24, 2004, neither the Company nor anyone acting on its behalf consulted with BDO regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement or event identified in response to paragraph 304(a)(1)(iv) or 304(a)(1)(v) of Regulation S-K and the related instructions to that Item.
Fees Billed by The Independent Auditors
      The following table represents aggregate fees billed to us for the fiscal year ended March 31, 2006 and March 31, 2005 by BDO Seidman, LLP, our independent auditor for those fiscal years.

	2006	2005

Audit Fees(1)	$2,427,057	$2,214,328
Audit-Related Fees	—	—
Tax Fees(2)	93,689	5,163
All Other Fees	—	—

Total Fees	$2,520,746	$2,219,491

(1)	Includes fees for audits and review of quarterly financial statements.

(2)	Tax Fees include federal, state and international tax compliance, tax advice and tax planning.
      None of the foregoing was approved by the Audit Committee pursuant to the exception set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Securities and Exchange Commission.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
      The Audit Committee has determined that the rendering of non-audit services by BDO Seidman, LLP is compatible with maintaining the auditor’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table presents, as of July 1, 2006, certain information known to the Company regarding the beneficial ownership of its Common Stock by:

•	each person who is known by the Company to be the beneficial owner of more than five percent of its outstanding shares of Common Stock;

•	each of the directors of the Company;

•	the Named Executive Officers (as hereinafter defined); and

•	the directors and executive officers as a group.
      The percentage of beneficial ownership for the following table is based on 34,204,237 shares of IXYS Common Stock outstanding as of July 1, 2006. Unless otherwise indicated, the address for each listed stockholder is: c/o IXYS Corporation, 3540 Bassett Street, Santa Clara, California 95054.

	Beneficial
	Ownership(1)

	Number of	Percent
Name and Address of Beneficial Owner	Shares	of Total

Directors and Executive Officers
Nathan Zommer(2)	8,105,726	22.9%
Peter H. Ingram(3)	704,240	2.0%
Kevin McDonough	112	*
Uzi Sasson(4)	126,000	*
Donald L. Feucht(5)	145,313	*
Samuel Kory(6)	125,313	*
S. Joon Lee(7)	143,313	*
David L. Millstein	—	*
Kenneth D. Wong(8)	40,313	*
All directors and executive officers as a group (8 persons)(9)	9,390,218	25.9%

5% Stockholders
Security Management Company, LLC(10)	2,358,900	6.9%
One Security Benefit Place Topeka, Kansas 66636

Columbia Wagner Asset Management L.P.	2,050,900	6.0%
WAM Acquisition GP, Inc.(11) 227 East Monroe Street, Suite 3000 Chicago, Illinois 60606

*	Represents less than 1%.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Includes an aggregate of 5,200 shares held by or on behalf of Dr. Zommer’s children. Also includes 1,231,600 shares Dr. Zommer has the right to acquire pursuant to options exercisable within 60 days of July 1, 2006.

(3)	Includes 341,206 shares Mr. Ingram has the right to acquire pursuant to options exercisable within 60 days of July 1, 2006.

(4)	Consists of 126,000 shares Mr. Sasson has the right to acquire pursuant to options exercisable within 60 days of July 1, 2006.

(5)	Includes an aggregate of 2,000 shares held by or on behalf of Mr. Feucht’s wife. Also includes 129,563 shares Mr. Feucht has the right to acquire pursuant to options exercisable within 60 days of July 1, 2006.

(6)	Includes 113,313 shares Mr. Kory has the right to acquire pursuant to options exercisable within 60 days of July 1, 2006.

(7)	Includes 139,563 shares Mr. Lee has the right to acquire pursuant to options exercisable within 60 days of July 1, 2006.

(8)	Includes 36,563 shares Mr. Wong has the right to acquire pursuant to options exercisable within 60 days of July 1, 2006.

(9)	Includes 2,117,808 shares that directors and executive officers have the right to acquire pursuant to options exercisable within 60 days of July 1, 2006.

(10)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2006.

(11)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of the Company’s equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any late or unfilled reports for fiscal 2006.
EXECUTIVE COMPENSATION
Compensation of Directors
      Each of the non-employee directors receives an annual retainer of $20,000 as well as $1,000 for each meeting of the Board he attends and $600 for each committee meeting he attends. The Chairman of the standing committees of the Board are paid additional retainers as follows: Chairman of the Audit Committee, $7,500; Chairman of the Compensation Committee, $4,000; and Chairman of the Nominating and Corporate Governance Committee, $4,000. In September 2005 the Board of Directors elected, for one year only, to pay retainers equal to 75% of the foregoing amounts to all non-employee directors other than Mr. Millstein, who joined the Board during that month, because of the shift forward in time of the annual meeting from November to August or September. In recognition for his additional work on behalf of the Company in his capacity as a director, Dr. Lee was awarded $5,000 in fiscal 2006. In fiscal 2006, the total cash compensation paid to non-employee directors was $195,258. Additionally, each director is reimbursed for expenses incurred in preparing their personal income tax returns and estate planning matters, which aggregated to $3,526, and is reimbursed for certain expenses in connection with attendance at our board and committee meetings.
      Options can be granted to directors either from the 1999 Equity Incentive Plan or the 1999 Non-Employee Directors’ Equity Incentive Plan. Each plan provides for the grant of options to non-employee directors pursuant to a discretionary grant mechanism administered by the board. These options vest over a period of time, to be determined in each case by the board. Each director currently receives an option to acquire 30,000 shares upon becoming a member of our board of directors.
      During fiscal 2006, the Company granted options covering 11,250 shares to each of Messrs. Feucht, Kory, Lee and Wong at an exercise price per share of $10.94. In addition, Mr. Millstein received an initial stock option grant for 30,000 shares at an exercise price of $10.31 per share. Each option had an exercise price equal to the fair market value of such common stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of March 31, 2006, options had been exercised under the Directors’ Plan to purchase 8,250 shares of Common Stock. The Company also granted 2,500 shares to each of Messrs. Feucht, Kory, Lee and Wong as unrestricted stock awards during fiscal 2006.
Compensation of Executive Officers
      The following table presents a summary of the compensation paid by IXYS during the fiscal years ended March 31, 2006, March 31, 2005 and March 31, 2004 to the President and Chief Executive Officer, to the other executive officers at March 31, 2006 and to an executive officer who left the Company prior to March 31, 2006 (the “Named Executive Officers”).
Summary Compensation Table

	Annual Compensation						Long Term Compensation

					Other Annual		Securities
					Compensation		Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)(1)		Options (#)	Compensation

Nathan Zommer	2006	$480,000	$400,000	(2)	$20,739	(3)	100,000	$8,520	(4)
Chairman of the Board,	2005	390,000	400,000		14,664		—	19,414
President and Chief	2004	386,154	250,320		16,705		150,000	8,633
Executive Officer
Peter H. Ingram	2006	223,109	—		4,756		30,000	—
President, European	2005	222,696	41,523		4,908		—	—
Operations	2004	211,987	—		6,338		28,000	—
Kevin McDonough(5)	2006	138,000	—		4,400		20,800	4,376	(6)
Former President,	2005	160,200	25,800		7,200		—	5,626
U.S. Operations	2004	167,534	—		7,200		20,000	6,349
Uzi Sasson	2006	260,000	—	(7)	5,800		75,000	4,702	(6)
Vice President of Finance	2005	128,000	95,000		11,340	(8)	150,000
and Chief Financial Officer	2004	—	—		—		—

(1)	Constitutes car expense or allowance unless an additional footnote is provided.

(2)	Represents a special cash bonus approved in fiscal 2005 that was contingent on continued employment. As of the date of mailing of this proxy statement, the amount of the cash bonus for fiscal 2006 that is based on evaluation of performance had not yet been determined by the Compensation Committee.

(3)	Includes $16,686 of car expense or allowance

(4)	Includes $6,410 in 401(k) matching contributions and $2,110 in premiums paid for term life insurance.

(5)	Mr. McDonough ended his employment with the Company in November 2005.

(6)	Represents 401(k) matching contributions.

(7)	As of the date of mailing of this proxy statement, the amount of the cash bonus for fiscal 2006 had not yet been determined by the Compensation Committee.

(8)	Mr. Sasson was paid $11,340 in director’s fees during fiscal 2005 for his work during the period he served as a director prior to becoming an employee.

Option Grants in Last Fiscal Year
      The following table presents information for the fiscal year ended March 31, 2006 with respect to each grant of stock options to the Named Executive Officers.

						Potential Realizable Value
						at Assumed Annual Rates
	# of Securities		% of Total			of Stock Price
	Underlying		Options	Exercise		Appreciation for Term(3)
	Options		Granted in	Price Per	Expiration
Name	Granted(1)		Fiscal Year(2)	Shares ($)	Date	5%	10%

Nathan Zommer	100,000		12.4	15.81	06/01/2015	$759,722	$2,146,208
President and Chief Executive Officer
Peter Ingram	30,000		3.7	14.37	06/01/2015	271,116	687,062
President European Operations
Kevin McDonough	20,800	(4)	2.6	14.37	06/01/2015	187,974	476,363
Former President, U.S. Operations
Uzi Sasson	75,000		9.3	14.37	06/01/2015	677,791	1,717,656
Vice President of Finance and Chief Financial Officer

(1)	Options granted to each individual were granted pursuant to the IXYS 1999 Equity Incentive Plan and are subject to the terms of such plan. Exercise prices for these options are equal to the closing price of IXYS’s common stock on the Nasdaq National Market on the date of grant, except Dr. Zommer’s options were priced 10% above such closing price. The options vest in equal annual increments over four years.

(2)	Based on an aggregate of 804,000 options granted to employees of IXYS in fiscal 2006 including the named executive officers.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant ten (10) years and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent IXYS’s estimate or projection of the future price of its common stock.

(4)	The options granted to Mr. McDonough expired unexercised, as they were not exercisable prior to his departure from the Company.

Aggregated Option Exercises in Last Fiscal Year and Last Fiscal Year-End Option Values
      The following table presents information for the fiscal year ended March 31, 2006 regarding options exercised by and held at year end by the Named Executive Officers:

			Number of
	Number		Securities Underlying		Value of Unexercised
	of Shares		Unexercised Options at		in the Money Options at
	Acquired	Value	March 31, 2006 (#)		March 31, 2006 ($)(2)
	on	Realized
Name	Exercise	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Nathan Zommer	173,526	1,009,591	1,196,600	56,000	11,032,652	516,320
President and Chief Executive Officer
Peter H. Ingram	—	—	360,119	23,107	3,320,297	213,047
President, European Operations
Kevin McDonough	344,076	2,766,374	—	—	—	—
Former President, U.S. Operations
Uzi Sasson	—	—	107,250	117,750	988,845	1,085,655
Vice President and Chief Financial Officer

(1)	The value realized is based on the fair market value of IXYS’s common stock on the date of exercise minus the exercise price.

(2)	The valuations are based on the fair market value of IXYS’s common stock on March 31, 2006 of $9.22 minus the exercise price of the options.
Employment, Severance and Change of Control Agreements
      The Company entered into its current employment agreement with Dr. Nathan Zommer, its Chief Executive Officer, as of February 1, 2004. Under the agreement, Dr. Zommer’s salary is $480,000 and his bonus, if any, is to be determined by the Board. The agreement provides Dr. Zommer with a car allowance, a paid annual physical exam and the limited services of a financial advisor. The Company also agrees to maintain term life insurance in the amount of $1,000,000. In addition, the agreement provides that if the Company terminates Dr. Zommer’s employment without cause, Dr. Zommer shall be entitled to receive one year of salary as severance. If a change of control event occurs, Dr. Zommer shall receive a bonus equal three times his annual base salary in effect at that time. If his employment terminates within a year after a change of control event, Dr. Zommer is entitled to receive severance equal to three times his average annual compensation less any change of control bonus previously paid, continued benefits for 18 months and accelerated vesting of all option shares.
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee for the fiscal year ended March 31, 2006 were Messrs. Feucht, Kory and, until November 2005, Mr. Wong. Mr. Millstein joined the Compensation Committee in November 2005. None of these individuals is an employee or officer of the Company. Mr. Kory was, during the 1980s, a Vice President of a predecessor of the Company. None of the executive officers of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on Board or Compensation Committee of the Company.

EQUITY COMPENSATION PLAN INFORMATION
      The information in the following table is as of March 31, 2006:

	(a)		(b)	()
Number of Securities
Remaining Available for
Future Issuance under
	Number of Securities to be		Weighted-Average	Equity Compensation
	Issued upon Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights	Column (a))

Equity compensation plans approved by securityholders	4,844,492(1	)(2)	$8.09	4,136,916	(2)
Equity compensation plans not approved by securityholders	—		—	—

Total	4,844,492		$8.09	4,136,916

(1)	Includes options to purchase 280,256 shares of the Company’s Common Stock with a weighted average exercise price of $14.10 per share that were assumed in business combinations. It is the Company’s understanding that the stockholders of the acquired companies approved the plans from which these options were granted.

(2)	The 1999 Equity Incentive Plan includes a formula that provides for an annual increase in the number of shares under the plan of 1,000,000, which may be reduced upon the determination of the Board of Directors.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION2
      The Compensation Committee is currently comprised of three non-employee directors: Messrs. Feucht, Kory and Millstein. The Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses (if any) and stock ownership programs.
      Compensation Philosophy. The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company’s progress and motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

•	The Company pays competitively with comparable semiconductor companies, both inside and outside the power semiconductor industry, with which the Company competes for talent.

•	The Company maintains incentive opportunities sufficient to provide motivation and to generate rewards that bring total compensation to competitive levels.

•	The Company provides equity-based incentives for executives and other key employees to ensure that they are motivated over the long term to respond to the Company’s business challenges and opportunities as owners and not just as employees.
      Compensation Study. During fiscal 2005, the Compensation Committee engaged an independent executive compensation consulting and survey firm to conduct a study of the compensation of executive officers at comparable semiconductor companies. In preparing its study, the consulting firm considered the compensation at 13 semiconductor companies that were either part of the power semiconductor industry or of a comparable size. In fiscal 2006, the Compensation Committee obtained a survey on the compensation of executive officers of semiconductor companies from an independent executive compensation consulting firm.

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

The survey was not limited to a targeted set of semiconductor companies. The Compensation Committee expects to use the results of the study and the survey in setting compensation for executive officers.
      Base Salary. When reviewing base salaries, it is the policy of the Committee to consider individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.
      Long-Term Incentives. The Company’s long-term incentive program for employees consists of the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan. Future stock option grants are expected to generally vest over four years in equal annual increments. Grants are made at least 100% of fair market value on the date of grant. The Company believes that the vesting provides a strong incentive for employees to remain with the Company. Through option grants, executives and employees receive equity incentives to build long-term stockholder value. Executives receive value from these grants only if the Company’s Common Stock appreciates over the long-term. During fiscal 2006, the size of the option grants was determined at the discretion of the Compensation Committee. The Compensation Committee awarded grants in order to provide significant links between executive compensation and stockholder interests.
Corporate Performance and Chief Executive Officer Compensation
      For fiscal 2006, Dr. Zommer’s authorized annual salary was $480,000 pursuant to his employment agreement. For fiscal 2006, the Compensation Committee set three different potential levels for Dr. Zommer’s fiscal 2006 cash bonus as follows: acceptable performance, $250,000; target bonus, $300,000; and performance above expectations, $400,000. Dr. Zommer’s performance objectives were as follows: a quantitative target for net revenues for fiscal 2006; a quantitative target for gross margin for fiscal 2006; and overall performance during fiscal 2006, including an evaluation of infrastructure development, the business plan and the integration of acquisitions. The Compensation Committee has not yet determined the amount of bonus payable to Dr. Zommer for fiscal 2006. During fiscal 2005, the Compensation Committee granted Dr. Zommer a special cash bonus in recognition of Dr. Zommer’s more than two decades with the Company and his years of forbearance of cash compensation during the Company’s growth and past difficult times. The Compensation Committee approved a bonus of $700,000 for Dr. Zommer, payable quarterly in increments of $100,000. Under the terms of the bonus, Dr. Zommer is required to be the Chief Executive Officer on the last day of a quarter for the increment to be payable for that quarter. Dr. Zommer’s cash compensation for fiscal 2006 reflects that the bonus was payable for the each quarter of fiscal 2006. During fiscal 2006, the Compensation Committee indicated to Dr. Zommer a willingness to grant him an option for 184,000 shares of common stock. However, the Committee granted him an option exercisable for 100,000 shares of common stock, as Dr. Zommer requested that 84,000 shares be reallocated and be available for grant to other employees. Dr. Zommer’s option has a term of 10 years and an exercise price of 110% of the closing price on the date of grant, or $15.81. It vests in equal annual increments over four years.
Limitation on Deduction of Compensation Paid to Certain Executive Officers
      Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee expects to satisfy the requirements for “performance-based compensation” with respect to compensation awarded to executive officers to the extent then practicable.
Conclusion
      Through the steps described above, a significant portion of the Company’s executive compensation program, including Dr. Zommer’s compensation, is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

      Respectfully submitted on July 17, 2006 by the members of the Compensation Committee of the Board of Directors:
      Donald Feucht
      Samuel Kory
      David L. Millstein
CERTAIN TRANSACTIONS
      Stock Purchase Notes. On November 18, 1995, Dr. Zommer purchased shares of common stock. The shares were paid for with a recourse promissory note in principal amount of $707,238.83. The note terms provided that quarterly installments of principal and accrued interest were due, and all principal of the notes, plus accrued interest, was due and payable September 15, 2005. The note bore interest at a rate of 6.25% per annum compounded annually. During fiscal 2006, Dr. Zommer paid $231,274.24 on his note and his note was paid in full prior to the due date.
      Business Relationship Involving Director. Omni Microelectronics, a sales representative company majority owned by Mr. Lee, was paid sales commissions by Samsung Electronics on $37 million received by Samsung Electronics from the Company in respect of fiscal 2006. Samsung Electronics serves as a wafer foundry for the Company. Mr. Lee is a director of the Company.
      Indemnification Agreements of Directors and Executive Officers. The Company has entered into indemnity agreements with our executive officers and directors containing provisions that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as officers or directors.

PERFORMANCE MEASUREMENT COMPARISON3
      The following graph shows the total stockholder return of an investment of $100 in cash for the period from March 31, 2001 through March 31, 2006 for (i) the Company’s Common Stock, (ii) the NASDAQ National Market and (iii) the Standards & Poor’s Semiconductors Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31 of each year. Historical stock price performance should not be relied upon as indicative of future stock price performance.
HOUSEHOLDING OF PROXY MATERIALS
      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      This year, a number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker that the broker will be “householding” communications to the stockholders’ address, “householding” will continue until the stockholders are notified otherwise or until the stockholders revoke their consent. If, at any time, stockholders no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, they

[3]	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

should notify their broker and direct their written request to Uzi Sasson, Secretary, IXYS Corporation, 3540 Bassett Street, Santa Clara, CA 95054-2704 or contact Mr. Sasson at 408-982-0700. Upon receipt by the Company of such request, the Company will cause a separate proxy statement to be delivered promptly. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Uzi Sasson
Secretary
July 20, 2006
      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2006 is available without charge upon written request to: Uzi Sasson, Secretary, IXYS Corporation, 3540 Bassett Street, Santa Clara, CA 95054-2704.

Appendix A
IXYS CORPORATION
AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Purpose and Policy:
      The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of IXYS Corporation, a Delaware corporation (the “Company”), shall be to act on behalf of the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, internal control over financial reporting and audits of financial statements as well as the quality and integrity of the Company’s financial statements and reports, as well as the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”) and the performance of the Company’s internal audit function. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.
      The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Committee, the Auditors and the Company’s financial management.
Composition:
      The Committee shall be comprised of a minimum of three directors. The members of the Committee will be appointed by, and serve at, the discretion of the Board, and shall satisfy the independence and experience requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time.
Authority
      The Committee shall have authority to appoint, oversee, determine compensation for and pay, at the expense of the Company, the Auditors as set forth in Section 10A(m)(2) under the Securities Exchange Act of 1934, as amended. The Committee shall have authority to retain and determine compensation for and pay, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants. The Committee shall have the authority to direct personnel of the Company to negotiate contracts, explore issues or otherwise perform such activities as the Committee shall deem advisable in fulfilling its responsibilities.
Responsibilities:
      The Committee shall oversee the Company’s financial reporting process on behalf of the Board, and shall have direct responsibility for the appointment, compensation and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1. Evaluation and Retention of Auditors. To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2. Approval of Audit Engagements. To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members.

3. Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, at the Company’s expense, which approval may be pursuant to pre-approval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of pre-approval authority to one or more Committee members.

4. Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

5. Audited Financial Statement Review. To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

6. Annual Audit Results. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

7. Quarterly Results. To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

8. Accounting Principles and Policies. To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted accounting principles related to material items discussed with management and any other significant reporting issues and judgments.

9. Management Cooperation with Audit. To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

10. Management Letters. To review and discuss with the Auditors and, if appropriate, management, any management letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

11. National Office Communications. To review and discuss with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

12. Disagreements Between Auditors and Management. To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

13. Internal Controls Over Financial Reporting. To discuss with management and the Auditors the results of the Auditors’ annual attestation report on management’s assessment of internal control over financial reporting and to confer with management and the Auditors regarding the scope, adequacy and effectiveness of the Company’s internal control over financial reporting.

14. Internal Audit Function. To consider and determine the need for, and scope of, an internal audit function and, to the extent that the Committee determines an internal audit function advisable, to oversee the internal audit function of the Company, which shall report to the Committee, interview and approve the employment of the head of the internal audit function and review and approve the budget of the internal audit function. Subject to the authority of the Committee, the Chief Financial Officer shall manage the internal audit function.

15. Section 404 of Sarbanes-Oxley Act of 2002. To review and oversee the engagement and performance of accountants and consultants working on the Company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

16. Separate Sessions. Periodically, to meet in separate sessions with the Auditors, personnel responsible for the internal audit function and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

17. Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18. Regulatory and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements if, in the judgment of the Committee, such review is necessary or appropriate.

19. Ethical Compliance. To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethical Conduct, including review and approval of related-party transactions as required by Nasdaq rules.

20. Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

21. Proxy Report. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

22. Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

23. Report to Board. To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Company’s Auditors, the performance of the Company’s internal audit function or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

24. General Authority. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.
Meetings and Operation:
      The Committee will hold at least four regular meetings per year and additional meetings, as the Committee deems appropriate. The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law.
Minutes and Reports:
      Minutes of each meeting shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Committee shall report to the Board from time to time, or whenever so requested by the Board.
      The Audit Committee has the responsibilities and powers set forth in this charter, but does not have responsibility to prepare the financial statements, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to plan or conduct audits. Management has the responsibility for preparing the financial statements, implementing internal controls and determining that the financial statements are in accordance with generally accepted accounting principles. The independent auditors have the responsibility for planning and conducting audits of the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as any audit performed by the independent auditors.

PROXY

IXYS CORPORATION

3540 BASSETT STREET
SANTA CLARA, CALIFORNIA 95054

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON AUGUST 25, 2006

The undersigned hereby appoints Nathan Zommer and Uzi Sasson or either of them, and each with the power of substitution, and hereby authorizes them to represent and to vote all shares of common stock of IXYS Corporation (the "Company") held of record by the undersigned on July 6, 2006 at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on August 25, 2006 at 3540 Bassett Street, Santa Clara, California 95054 and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

Dear Stockholder:
     Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.
     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed envelope. Thank you for your prompt consideration of these matters.
          Sincerely,
          IXYS Corporation

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

				FOR	AGAINST	ABSTAIN
1. To elect directors to hold office until the next Annual Meeting of Stockholders.			2. To approve the Appointment of BDO Seidman, LLP as Independent Auditors of the Company for its Fiscal Year Ending March 31, 2007.	☐	☐	☐
	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed
	☐	☐	Management Recommends a Vote for Proposal Number 2.
Nominees:
01 Donald L. Feucht 02 Samuel Kory		03 S. Joon Lee 04 David L. Miillstein	05 Kenneth D. Wong 06 Nathan Zommer	Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians, attorneys-in-fact or other fiduciaries should give full title as such. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
To withhold authority to vote for any individual nominee, write such nominee(s) name(s) below.

Management Recommends a Vote for the Nominees for Director Listed Above.

Signature	Date	Signature	Date

▲ FOLD AND DETACH HERE ▲